Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated July 10, 2020 relating to the consolidated financial statements of China Jo-Jo Drugstores, Inc. appearing in its Annual Report on Form 10-K for the fiscal year ended March 31, 2020 filed with the Securities and Exchange Commission on July 10, 2020. We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO CHINA SHU LUN PAN Certified Public Accountants LLP

July 14, 2020